AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, SBL Fund (the "Fund") and Security Management Company, LLC (the "Management Company") are parties to an Investment Advisory Contract dated January 27, 2000 (the "Advisory Contract"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Advisory Contract; and

WHEREAS, the Board of Directors of the Fund desires to amend the Advisory Contract to more precisely describe calculation of compensation paid by Series Z to the Management Company; and

WHEREAS, on November 18, 2005, the Board of Directors of the Fund approved amendment of the Advisory Contract to reflect a change in the description of compensation to the Management Company for providing investment advisory services to the Fund's Series Z (Alpha Opportunity);

NOW, THEREFORE, the Advisory Contract is hereby amended, as follows, effective November 18, 2005:

Paragraph 5(c) shall be deleted in its entirety and replaced with the following new paragraphs 5(c) and 5(d):

      5.    (c)   TOTAL FEE. (1) During the first 12 months of operations of
            Series Z, Series Z shall pay the Management Company an investment advisory fee equal to 2.00% of average daily net assets, accrued daily and paid monthly (without any adjustment of the type discussed below).

            (2) Thereafter, as compensation for the investment advisory services to be rendered by the Management Company to Series Z, Series Z shall pay the Management Company at the end of each calendar month, an advisory fee (the "Total Fee") composed of: (i) a base fee equal to 2.00% (on an annual basis), of the Series Z's average daily net assets over the month (the "Base Fee"); and (ii) a performance adjustment to the Base Fee as further explained in (d) below (the "Performance Adjustment"). The Total Fee shall be accrued daily and paid monthly, with such periodic adjustments as deemed appropriate in accordance with applicable law and accounting standards.

            (3) If the Management Company shall serve for less than the whole of any calendar month, the Total Fee mentioned above shall be calculated on a pro rata basis for the portion of the month for which the Management Company has served as adviser.

            (d) CALCULATION OF THE PERFORMANCE ADJUSTMENT. Each month, the rate of any positive Performance Adjustment shall be equal to 0.75% multiplied by the ratio of the number of percentage points by which the investment performance of Series Z (the "Investment Performance") exceeds the investment record (the "Investment

            Record") of the Standard & Poor's 500 Composite Stock Price Index (the "Index") over the twelve-month period ending on the last day of that month (the "Measuring Period") as compared to 15 percentage points. For example, if the Investment Performance of Series Z was 6.6% and the Investment Record of the Index was 0%, the ratio would be 6.6 to 15, or 0.44, times 0.75%, for an upward Performance Adjustment rate of 0.33%.

            Similarly, the rate of any negative Performance Adjustment shall be equal to 0.75% multiplied by the ratio of the number of percentage points by which the Investment Performance of the Series is less than the Investment Record of the Index over the Measuring Period as compared to 15 percentage points. For example, if the Investment Performance of the Series was -10.0% and the Investment Record of the Index was 0%, the ratio would be 10 to 15, or 0.667, times 0.75%, for a downward Performance Adjustment rate of 0.50%.

            After the rate of the Performance Adjustment has been determined as described above, the Management Company will determine the dollar amount of such Performance Adjustment by multiplying the Performance Adjustment rate by the average daily net assets of the Series during the Measuring Period and dividing that number by the number of days in the Measuring Period and then multiplying that amount by the number of days in the current month. The dollar amount of the Total Fee then equals the dollar amount of the Base Fee as adjusted by the dollar amount of the Performance Adjustment.

            Each month, the maximum or minimum Performance Adjustment shall be equal to 1/12th of 0.75% of the average daily net assets of Series Z during the Measuring Period (subject to minor accounting adjustments to account for the specific number of days in the month) when the Investment Performance of Series Z is superior or inferior to the Investment Record of the Index by 15 percentage points or more over the Measuring Period. The maximum Total Fee payable to the Management Company in any month is then equal to 1/12th of 2.00% of Series Z's average daily net assets over that month (i.e., the Base
            Fee), plus 1/12th of 0.75% of Series Z's average daily net assets over the Measuring Period (i.e., the maximum positive Performance Adjustment); and the minimum Total Fee payable to the Management Company is equal to 1/12th of 2.00% of Series Z's average daily net assets over that month (i.e., the Base Fee), less 1/12th of 0.75% of Series Z's average daily net assets over the Measuring Period (i.e., the maximum negative Performance Adjustment) (subject to accounting adjustments to account for the specific number of days in the month).

            The Investment Performance of Series Z will be determined in accordance with Rule 205-1(a) under the Investment Advisers Act of 1940 ("Advisers Act"). As such, it shall be equal to the sum of: (i) the change in the net asset value of Series Z shares during the Measuring Period, (ii) the value of all cash distributions made by Series Z to holders of its shares accumulated to the end of the Measuring Period, and (iii) the value of capital gains taxes per share, if any, paid or payable on undistributed realized long-term gains accumulated to the end of the Measuring Period, and will be expressed as a percentage of the net asset value per share of the Series Z shares at the beginning of the Measuring Period (for this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains are treated as reinvested in Series Z shares at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes).

            The Investment Record of the Index will be determined in accordance with Rule 205-1(b) under the Advisers Act. As such, it shall be equal to the sum of: (i) the change in the level of the Index during the Measuring Period, and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Measuring Period, and will be expressed as a percentage of the Index at the beginning of the Measuring Period.

            It is the intent of the parties to this Agreement that the Total Fee arrangement comply with Section 205 of the Advisers Act, Rules 205-1 and 205-2 thereunder, as each may be amended from time to time (the "Fulcrum Fee Provisions"). Any question in interpreting and implementing the Total Fee arrangement shall be answered in accordance with the Fulcrum Fee Provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 18th day of November, 2005.

                                        SBL FUND

                                        By: /s/ Michael G. Odlum
                                           -------------------------------------
                                                Michael G. Odlum, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By: /s/ Michael G. Odlum
                                           -------------------------------------
                                                Michael G. Odlum, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, SBL Fund (the "Fund") and Security Management Company, LLC (the "Management Company") are parties to an Investment Advisory Contract dated Januay 27, 2000 (the "Advisory Contract"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Advisory Contract; and

WHEREAS, on April 15, 2005, the Board of Directors of the Fund approved amendment of the Advisory Contract to reflect a change in compensation to the Management Company for providing investment advisory services to the Fund's Series B (Large Cap Value);

NOW, THEREFORE, the Advisory Contract is hereby amended, as follows, effective June 30,2005:

Paragraph 5(a) shall be deleted in its entirety and replaced with the following new paragraph 5(a):

5.    COMPENSATION OF MANAGEMENT COMPANY

      (a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Series shall pay the Management Company an annual fee computed on a daily basis equal to 0.50 percent of the average daily closing value of the net assets of Series C of the Fund, 0.65 percent of the average daily closing value of the net assets of Series B of the Fund, 0.75 percent of the average daily closing value of the net assets of Series A, Series E, Series H, Series J, Series P, Series S, Series V, and Series Y of the Fund, and 1.00 percent of the average daily closing value of the net assets of Series D, Series G, Series N, Series O, Series Q, Series W and Series X of the Fund. Such fee shall be adjusted and payable monthly. As compensation for the investment advisory services to be rendered to Series Z, Series Z shall pay the Management Company a fee as described in paragraphs 5(b) and 5(c) below. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 28th day of June, 2005.

                                        SBL FUND

                                        By: /s/ Michael G. Odlum
                                           -------------------------------------
                                                Michael G. Odlum, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By: /s/ Michael G. Odlum
                                           -------------------------------------
                                                Michael G. Odlum, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                   AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, SBL Fund (the "Fund") and Security Management Company, LLC (the "Management Company") are parties to an Investment Advisory Contract dated January 27, 2000 (the "Advisory Contract"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Advisory Contract;

WHEREAS, on November 8, 2002, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as Series Z, Alpha Opportunity Series; and

WHEREAS, on May 2, 2003, the Board of Directors of the Fund approved the amendment of the Advisory Contract to provide that the Management Company would provide investment advisory and business management services to Series Z, Alpha Opportunity Series, of the Fund under the terms and conditions of the Advisory Contract.

NOW, THEREFORE, IT IS BY THE PARTIES HERETO AGREED that the Advisory Contract is hereby amended, as follows, effective June 1, 2003:

Paragraph 5(a) shall be deleted in its entirety and replaced with the following new paragraphs 5(a), 5(b) and 5(c) and current paragraphs 5(b) and (c) shall be redesignated as paragraphs 5(d) and 5(e):

5.    COMPENSATION OF MANAGEMENT COMPANY

      (a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Series shall pay the Management Company an annual fee computed on a daily basis equal to 0.50 percent of the average daily closing value of the net assets of Series C of the Fund, 0.75 percent of the average daily closing value of the net assets of Series A, Series B, Series E, Series H, Series J, Series P, Series S, Series V, and Series Y of the Fund, 1.00 percent of the average daily closing value of the net assets of Series D, Series G, Series N, Series O, Series Q, Series T, Series W and Series X of the Fund, and 1.10 percent of the average daily closing value of the net assets of Series I of the Fund. Such fee shall be adjusted and payable monthly. As compensation for the investment advisory services to be rendered to Series Z, Series Z shall pay the Management Company a fee as described in paragraphs 5(b) and 5(c) below. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

      (b) BASE FEE. As compensation for the investment advisory services to be rendered by the Management Company to Series Z, Series Z shall pay the Management Company at the end of each calendar month, an advisory fee (the "Base Fee") equal to 2.00%, on an annual basis, of Series Z's average daily net assets. The Base Fee shall be computed daily and paid monthly. If the Management Company shall serve for less than the whole of any calendar month, the Base Fee shall be calculated on a pro rata basis for the portion of the month for which it has served as adviser. During the first 12 months of operations, the fee will be charged at the Base Fee of 2.00% without any adjustment as discussed in paragraph (c) below.

      (c) BASE FEE ADJUSTMENT. Beginning in the 13th month of operations, the Base Fee of 2.00% will be adjusted upward or downward on a monthly basis based upon the performance of Series Z relative to the performance of the S&P 500 Index (the "Index"). The maximum or minimum adjustment is 0.75% annually. Therefore, the maximum annual fee payable to the Management Company shall be 2.75% of Series Z's average daily net assets, and the minimum annual fee shall be 1.25% of Series Z's average daily net assets. The pro rata adjustment upward or downward will be determined based upon the performance of the shares of Series Z in excess of; or below, that of the Index. The amount of any upward adjustment in the Base Fee shall be equal to 0.75% multiplied by the ratio of the number of percentage points by which the performance of Series Z exceeds the performance of the Index as compared to 15 percentage points. For example, if the performance of Series Z was 6.6% and that of the Index was 0%, the ratio would be 6.6 to 15, or 44%, times 0.75%, for an upward adjustment of 0.33%. The amount of any downward adjustment in the Base Fee will be equal to 0.75% multiplied by the ratio of the number of percentage points by which the performance of Series Z is less than the performance of the Index as compared to 15 percentage points. For example, if the performance of Series Z was -10.0% and that of the Index 0%, the ratio would be 10 to 15, or 66.66%, times 0.75%, for a downward adjustment of 0.50%.

            In determining the Base Fee adjustment, if any, applicable during any month, the Management Company will compare the investment performance of the shares of Series Z for the twelve-month period ending on the last day of the prior month (the "Performance Period") to the investment record of the Index during the Performance Period. The investment performance of Series Z will be determined by adding together (i) the change in the net asset value of Series Z shares during the Performance Period, (ii) the value of cash distributions made by Series Z to holders of its shares to the end of the Performance Period, and (iii) the value of capital gains per share, if any, paid on undistributed realized long-term gains accumulated to the end of the Performance Period, and will be expressed as a percentage of the net asset value per share of Series Z shares at the beginning of the Performance Period. The investment performance of the Index will be determined by adding together (i) the change in the level of the Index during the Performance Period, and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance

            Period, and will be expressed as a percentage of the Index at the beginning of the Performance Period.

            After it determines any Base Fee adjustment, the Management Company will determine the dollar amount of additional fees or fee reductions to be accrued for each day of a month by multiplying the Base Fee adjustment by the average daily net assets of the shares of Series Z during the Performance Period and dividing that number by the number of days in the Performance Period and then multiplying that amount by the number of days in the current month. The Base Fee, as adjusted, is accrued daily and paid monthly and shall be prorated in any month for which this Agreement is not in effect for the entire month.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 30th day of May, 2003.

                                        SBL FUND

                                        By: /s/ James R. Schmank
                                           -------------------------------------
                                                James R. Schmank, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By: /s/ James R. Schmank
                                           -------------------------------------
                                                James R. Schmank, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS, SBL Fund (the "Fund") and Security Management Company, LLC (the "Management Company") are parties to an Investment Advisory Contract dated January 27, 2000, (the "Advisory Contract"), under which the Management Company agrees to provide investment research, advice and supervision and business management services to the Fund in return for the compensation specified in the Advisory Contract;

WHEREAS, on February 4, 2000, the Board of Directors of the Fund authorized the Fund to offer its common stock in five new series designated as Series G, Series L, Series Q, Series T and Series W;

WHEREAS, on February 4, 2000, the Board of Directors of the Fund approved the amendment of the Advisory Contract to provide that the Management Company would provide investment advisory and business management services to Series G, Series L, Series Q, Series T and Series W of the Fund under the terms and conditions of the Advisory Contract; and

WHEREAS, this amendment to the Advisory Contract is subject to the approval of the initial shareholder of Series G, Series L, Series Q, Series T and Series W;

NOW, THEREFORE BE IT RESOLVED, that the Fund and the Management Company hereby amend the Advisory Contract, dated January 27, 2000, as follows, effective May 1, 2000:

Paragraph 5(a) shall be deleted in its entirety and replaced with the following new paragraph 5(a):

5.    COMPENSATION OF MANAGEMENT COMPANY

            a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Fund shall pay the Management Company an annual fee computed on a daily basis equal to .50 percent of the average daily closing value of the net assets of Series C of the Fund, .75 percent of the average daily closing value of the net assets of Series A, Series B, Series E, Series H, Series J, Series K, Series P, Series S, Series V, and Series Y of the Fund, 1.00 percent of the average daily closing value of the net assets of Series D, Series G, Series L, Series M, Series N, Series O, Series Q, Series I, Series W and Series X of the Fund, and 1.10 percent of the average daily closing value of the net assets of Series I of the Fund. Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 1st day of May, 2000.

                                        SBL FUND

                                        By: /s/ John D. Cleland
                                           -------------------------------------
                                                John D. Cleland, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By: /s/ James R. Schmank
                                           -------------------------------------
                                                James R. Schmank, President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                          INVESTMENT ADVISORY CONTRACT

THIS AGREEMENT, made and entered into this 27th day of January, 2000, by and between SBL FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY MANAGEMENT COMPANY, LLC, a Kansas limited liability company (hereinafter referred to as the "Management Company").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end, management investment company registered under the Federal Investment Company Act of 1940; and

WHEREAS, the Management Company is willing to provide investment research and advice to the Fund on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. EMPLOYMENT OF MANAGEMENT COMPANY. The Fund hereby employs the Management Company to act as investment adviser to the Fund with respect to the investment of its assets and to supervise and arrange the purchase of securities for the Fund and the sale of securities held in the portfolio of the Fund, subject always to the supervision of the board of directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions herein set forth. The Management Company hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

2.    INVESTMENT ADVISORY DUTIES.

      (a) The Management Company shall regularly provide the Fund with investment research, advice and supervision, continuously furnish an investment program and recommend what securities shall be purchased and sold and what portion of the assets of the Fund shall be held uninvested and shall arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund. All investment advice furnished by the Management Company to the Fund under this Section2 shall at all times conform to any requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the Investment Company Act of 1940, the Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, all as from time to time amended. The Management Company shall advise and assist the officers or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the board of directors of the Fund (and any duly appointed committee thereof) in regard to the foregoing matters and the general conduct of the Fund's business.

      (b) Subject to the provisions of the Investment Company Act of 1940 and any applicable exemptions thereto, the Management Company is authorized, but is under no obligation, to enter into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more subadvisers (each a "Subadviser") to provide investment advisory services to any series of the Fund. Each Subadviser shall have investment discretion with respect to the assets of the series assigned to that Subadviser by the Management Company. Consistent with the provisions of the Investment Company Act of 1940 and any applicable exemption thereto, the Management Company may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the effected series.

3.    PORTFOLIO TRANSACTIONS AND BROKERAGE.

      (a) Transactions in portfolio securities shall be effected by the Management Company, through brokers or otherwise (including affiliated brokers), in the manner permitted in this Section 3 and in such manner as the Management Company shall deem to be in the best interests of the Fund after consideration is given to all relevant factors.

      (b) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, the Management Company may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Fund of speed and efficiency of execution; whether the particular transaction is part of a larger intended change of portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital to be required by the transaction; the overall capital strength of the broker; the broker's apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

      (c) Subject to any statements concerning the allocation of brokerage contained in the Fund's prospectus, the Management Company is authorized to direct the execution of the portfolio transactions of the Fund to brokers who furnish investment information or research services to the Management Company. Such allocation shall be in such amounts and proportions as the Management Company may determine. If a transaction is directed to a broker supplying brokerage and research services to the Management Company, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, provided that the Management Company shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of the Management Company with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, "providing brokerage and research services" shall have the meaning generally given such terms or similar terms under Section 28 (e)(3) of the Securities Exchange Act of 1934, as amended.

      (d) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, the Management Company shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rates.

      (e) In connection with transactions on markets other than national or regional securities exchanges, the Fund will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of the Management Company, better price or execution can be obtained by utilizing the services of a broker.

4. ALLOCATION OF EXPENSES AND CHARGES. The Management Company shall provide investment advisory, statistical and research facilities and all clerical services relating to research, statistical and investment work, and shall provide for the compilation and maintenance of such records relating to these functions as shall be required under applicable law and the rules and regulations of the Securities and Exchange Commission. Other than as specifically indicated in the preceding sentence, the Management Company shall not be required to pay any expenses of the Fund, and in particular; but without limiting the generality of the foregoing, the Management Company shall not be required to pay office rental or general administrative expenses; board of directors' fees; legal, auditing and accounting expenses; broker's commissions; taxes and governmental fees; membership dues; fees of custodian, transfer agent, registrar and dividend disbursing agent (if any); expenses (including clerical expenses) of issue, sale or redemption of shares of the Fund's capital stock; costs and expenses in connection with the registration of such capital stock under the Securities Act of 1933 and qualification of the Fund's capital stock under the "Blue Sky" laws of the states where such stock is offered; costs and expenses in connection with the registration of the Fund under the Investment Company Act of 1940 and all periodic and other reports required thereunder; expenses of preparing and distributing reports, proxy statements, notices and distributions to stockholders; costs of stationery; expenses of printing prospectuses; costs of stockholder and other meetings; and such nonrecurring expenses as may arise including litigation affecting the Fund and the legal obligations the Fund may have to indemnify its officers and the members of its board of directors.

5.    COMPENSATION OF MANAGEMENT COMPANY.

      (a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Fund shall pay the Management Company an annual fee computed on a daily basis equal to .75 percent of the average daily closing value of the net assets of Series A, Series B, Series E, Series H, Series J, Series K, Series P, Series S, Series V, and Series Y of the Fund, .50 percent of the average daily closing value of the net assets of Series C of the Fund, 1.00 percent of the average daily closing value of the net assets of

            Series D, Series M, Series N, Series 0 and Series X of the Fund, and
            1.10 percent of the average daily closing value of the net assets of Series I of the Fund. Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

      (b) For each of the Fund's full fiscal years this Agreement remains in force, the Management Company agrees that if total annual expenses of each Series of the Fund, exclusive of interest and taxes and extraordinary expenses (such as litigation), but inclusive of the Management Company's compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, the Management Company will contribute to such Series such funds or to waive such portion of its fee, adjusted monthly, as may be requisite to insure that such annual expenses will not exceed any such limitation. If this contract shall be effective for only a portion of one of the Series' fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by a Series shall not be deemed to be expenses within the meaning of this paragraph (b).

      (b) For each of the Fund's full fiscal years this Agreement remains in force, the Management Company agrees that if total annual expenses of each Series of the Fund identified below, exclusive of interest, taxes, extraordinary expenses (such as litigation), and brokerage fees and commissions, but inclusive of the Management Company's compensation, exceeds the amount set forth below (the "Expense Cap"), the Management Company will contribute to such Series such funds or waive such portion of its fee, adjusted monthly, as may be required to insure that the total annual expenses of the Series will not exceed the Expense Cap If this Agreement shall be effective for only a portion of a Series' fiscal year, then the maximum annual expenses shall be prorated for such portion.

                                   EXPENSE CAP

                                Series H - 1.75%
                                Series I - 2.25%
                                Series Y - 1.75%

6. LIMITATION OF LIABILITY OF MANAGEMENT COMPANY. So long as the Management Company shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, the Management Company shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Company against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Agreement. As used in this Section 6, "Management Company" shall include directors, officers and employees of the Management Company, as well as the Management Company itself.

7. OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent the Management Company or any officer thereof from acting as investment adviser for any other person, firm, or corporation, nor shall it in any way limit or restrict the Management Company or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that the Management Company expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Fund under this Agreement. The Fund acknowledges that the Management Company acts as investment adviser to other investment companies, and it expressly consents to the Management Company acting as such; provided, however, that if securities of one issuer are purchased or sold, the purchase or sale of such securities is consistent with the investment objectives of, and, in the opinion of the Management Company, such securities are desirable purchases or sales for the portfolios of the Fund and one or more of such other investment companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

8. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on January 27, 2000, provided that on or before that date it has been approved by the holders of a majority of the outstanding voting securities of each series of the Fund. This Agreement shall continue in force until January 27, 2002, and for successive 12-month periods thereafter, unless terminated, provided each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire Board of Directors of the Fund, and the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons (as such terms are defined in the Investment Company Act of 1940) of any such party cast in person at a meeting of such directors called for the purpose of voting upon such approval, or (b) by the vote of the holders of a majority of the outstanding voting securities of each series of the Fund (as defined in the Investment Company Act of 1940). In the event a majority of the outstanding shares of one series vote for continuance of the Agreement, it will be continued for that series even though the Agreement is not approved by either a majority of the outstanding shares of any other series or by a majority of outstanding shares of the Fund. Upon this Agreement becoming effective, any previous agreement between the Fund and the Management Company providing for investment advisory and management services shall concurrently terminate, except that such termination shall not affect fees accrued and guarantees of expenses with respect to any period prior to termination.

This Agreement may be terminated at any time as to any series of the Fund, without payment of any penalty, by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of that series of the Fund, or by the Management Company, in each case upon 60 days' written notice to the other party.

This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Investment Company Act of 1940).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereto duly authorized on the day, month and year first above written.

(SEAL)

                                        SBL FUND

                                        By: /s/ John D. Cleland
                                           -------------------------------------
                                        Title: President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By: /s/ James R. Schmank
                                           -------------------------------------
                                        Title: President

ATTEST:

/s/ Amy J. Lee
------------------------------------
    Amy J. Lee, Secretary